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                                   Exhibit 23
                        Consent of Independent Auditors


                  [Letterhead of CRISP HUGHES & CO., L.L.P.]



                        CONSENT OF INDEPENDENT AUDITORS



We have issued our report dated August 7, 1997, accompanying the consildated financial statements of South Carolina Community Bancshares, Inc. and Subsidiary and schedules included in the Annual Report on Form 10-KSB for the year ending June 30, 1997. We consent to the incorporation by reference of said report in the Registration Statement of South Carolina Community Bancshares, Inc on Form S-8, (File No. 333-31545, effective July 18, 1997).



                                      \s\ Crisp Hughes & Co., L.L.P.
                                      ------------------------------
                                      CRISP HUGHES & CO., L.L.P.



Asheville, North Carolina
September 26, 1997